SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by Registrant:                                          [X]
Filed by a Party other than the Registrant: [ ]

Check the appropriate box:
[ ]    Preliminary Proxy Statement          [ ]  Confidential, for Use of the
[X]    Definitive Proxy Statement                Commission Only (as permitted
[ ]    Definitive Additional Materials           by Rule 14a-6(e)(2))
[ ]    Soliciting Materials Pursuant to Section 240.14a-11(c) or Section
       240.14a-12

                               NL Industries, Inc.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) 0-11.

         1) Title of each class of securities to which transaction applies:

         2) Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth amount on which the filing fee is calculated and state how it was determined):

         4) Proposed maximum aggregate value of transaction:

         5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange  Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:

         2) Form, Schedule or Registration Statement No.:

         3) Filing Party:

         4) Date Filed:

[LOGO GOES HERE]               NL Industries, Inc.
                              Three Lincoln Centre
                                5430 LBJ Freeway
                                   Suite 1700
                            Dallas, Texas 75240-2697




                                         April 16, 2004


Dear Shareholder:

     You are cordially invited to attend the 2004 Annual Meeting of Shareholders of NL Industries, Inc., which will be held on Thursday, May 20, 2004, at 10:15 a.m., local time, at NL's offices located at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas. The matters to be acted upon at the meeting are described in the attached Notice of Annual Meeting of Shareholders and Proxy Statement.

     Whether or not you plan to be at the meeting, please complete, date, sign and return the proxy card or voting instruction form in the accompanying envelope as promptly as possible to ensure that your shares are represented at the meeting and voted in accordance with your wishes. Your vote, whether given by proxy or in person at the meeting, will be held in confidence by the Inspector of Election for the meeting in accordance with NL's By-Laws.


                                                Sincerely,


                                                /s/ Harold C. Simmons
                                                Harold C. Simmons
                                                Chairman of the Board

                               NL Industries, Inc.
                              Three Lincoln Center
                                5430 LBJ Freeway
                                   Suite 1700
                            Dallas, Texas 75240-2697





                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD MAY 20, 2004


To the Shareholders of NL Industries, Inc.:



     NOTICE IS HEREBY GIVEN that the 2004 Annual  Meeting of  Shareholders  (the
"Annual Meeting") of NL Industries, Inc., a New Jersey corporation (the "Company" or "NL"), will be held on Thursday, May 20, 2004, at 10:15 a.m., local time, at NL's offices located at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas, for the following purposes:

1. To elect six directors to serve until the 2005 Annual Meeting of Shareholders and until their successors are duly elected and qualified; and

2. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     The Board of Directors of the Company set the close of business on March 29, 2004 as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. Only holders of record of NL's Common Stock, $.125 par value per share, at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. The Company's stock transfer books will not be closed following the Record Date.

         You are cordially invited to attend the Annual Meeting. Whether or not you plan to be at the meeting, please complete, date, sign and return the proxy card or voting instruction form in the accompanying envelope as promptly as possible to ensure that your shares are represented at the Annual Meeting and voted in accordance with your wishes. You may revoke your proxy by following the procedures set forth in the accompanying Proxy Statement. If you choose, you may vote in person at the Annual Meeting even though you previously submitted your proxy.

                                   By order of the Board of Directors,

                                   /s/ Robert D. Graham
                                   Robert D. Graham
                                   Vice President, General Counsel and Secretary

Dallas, Texas

April 16, 2004

                               NL INDUSTRIES, INC.
                              THREE LINCOLN CENTRE
                          5430 LBJ FREEWAY, SUITE 1700
                            DALLAS, TEXAS 75240-2697

--------------------------------------------------------------------------------

                                 PROXY STATEMENT

--------------------------------------------------------------------------------


                               GENERAL INFORMATION

     This Proxy Statement and the accompanying proxy card or voting instruction form are being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the "Board of Directors") of NL Industries, Inc., a New Jersey corporation (the "Company" or "NL"), for use at the Company's 2004 Annual Meeting of Shareholders to be held at 10:15 a.m., local time, on Thursday, May 20, 2004, at NL's offices located at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697, and at any adjournment or postponement thereof (the "Annual Meeting"). The accompanying Notice of Annual Meeting of Shareholders, this proxy statement, the accompanying proxy card or voting instructions form and NL's Annual Report to Shareholders, which includes NL's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (the "Annual Report"), are first being mailed to the holders of the Company's Common Stock, $.125 par value per share ("Common Stock"), on or about April 16, 2004.

                            PURPOSE OF ANNUAL MEETING

     At the Annual Meeting, shareholders of the Company will consider and vote upon (i) the election of six directors to serve until the Company's 2005 Annual Meeting of Shareholders and until their successors are duly elected and qualified, and (ii) such other business as may properly come before the Annual Meeting. The Company is not aware of any other business expected to come before the Annual Meeting.

                  QUORUM, VOTING RIGHTS AND PROXY SOLICITATION

     The record date set by the Board of Directors for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting was the close of business on March 29, 2004 (the "Record Date"). As of the Record Date, there were issued and outstanding 48,323,984 shares of Common Stock. Each share of Common Stock entitles the holder to one vote on all matters that come before the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the conduct of business at the Annual Meeting. Shares of Common Stock that are voted to abstain from any business coming before the Annual Meeting and broker/nominee non-votes will be counted as being in attendance at the Annual Meeting for purposes of determining whether a quorum is present.

     If a quorum is present, a plurality of the affirmative votes of the Common Stock represented and entitled to be voted at the Annual Meeting is necessary to elect each director of NL. The accompanying proxy card or voter instruction form provides space for a shareholder to withhold authority to vote for any of the nominees for the Board of Directors. Neither shares as to which the authority to vote on the election of directors has been withheld nor broker/nominee non-votes will be counted as affirmative votes to elect director nominees to the Board of Directors. However, since director nominees need only receive the vote of a plurality of the votes represented and entitled to vote at the Annual Meeting, a vote withheld from a particular nominee will not affect the election of that nominee.

     Except as may be provided in the Company's Amended and Restated Certificate of Incorporation (the "Certificate"), if a quorum is present, the approval of any other matter that may properly come before the Annual Meeting will require the affirmative vote of a majority of the votes represented and entitled to vote at the Annual Meeting. Shares of Common Stock that are voted to abstain from any other business coming before the Annual Meeting and broker/nominee non-votes will not be counted as votes for or against any such other matter.

     Unless otherwise specified, the agents designated in the proxy card or voting instruction form will vote the shares represented by a proxy at the Annual Meeting "FOR" the election of the nominees for director of the Board of Directors and, to the extent allowed by the federal securities laws, in the discretion of the agents on any other matter that may properly come before the Annual Meeting.

     EquiServe Trust Company N.A. or its successor ("EquiServe"), the transfer agent and registrar for NL Common Stock as of the Record Date, has been appointed by the Board of Directors to ascertain the number of shares represented, receive proxies and ballots, tabulate the vote and serve as inspector of election at the Annual Meeting (the "Inspector of Election"). All proxies and ballots delivered to EquiServe shall be kept confidential by EquiServe in accordance with the terms of the Company's By-Laws.

     Each holder of record of Common Stock giving the proxy enclosed with this proxy statement may revoke it at any time prior to the voting at the Annual Meeting by delivering to EquiServe a written revocation of the proxy or a duly executed proxy bearing a later date or by voting in person at the Annual
Meeting. Attendance by a shareholder at the Annual Meeting will not in itself constitute the revocation of such shareholder's proxy.

     The Board of Directors is making this proxy solicitation. NL will pay all expenses related to the solicitation, including charges for preparing, printing, assembling and distributing all materials delivered to shareholders. In addition to the solicitation by mail, directors, officers and regular employees of NL may solicit proxies by telephone or in person, for which such persons will receive no additional compensation. NL has retained The Altman Group, Inc. to aid in the distribution of this proxy statement and related materials at a cost NL estimates at $1,000. Upon request, NL will reimburse banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in distributing proxy materials and voting instructions to the beneficial owners of Common Stock that such entities hold of record.

                               CONTROLLED COMPANY

     Valhi, Inc. ("Valhi") and Tremont LLC, a wholly owned subsidiary of Valhi ("Tremont"), are the direct holders of 62.4% and 21.1%, respectively, of the outstanding shares of the Common Stock as of the Record Date. Together Valhi and Tremont own 83.5% of the outstanding shares of the Common Stock. Valhi and Tremont are each related to Contran Corporation ("Contran"). Harold C. Simmons may be deemed to control Valhi, Tremont and Contran.

     Valhi and Tremont have indicated their intention to have their shares represented at the Annual Meeting and voted "FOR" the election of each of the nominees for the Board of Directors. If Valhi alone attends the Annual Meeting in person or by proxy and votes as indicated, the Annual Meeting will have a quorum present and the shareholders will elect all the nominees for the Board of Directors.

     Because of the Common Stock ownership of Valhi and Tremont, NL is considered a controlled company under the listing standards of the New York Stock Exchange (the "NYSE"). Pursuant to the listing standards, a controlled company may choose not to have a majority of independent directors, independent compensation, nominating or corporate governance committees or charters for these committees. NL has chosen not to have a majority of independent directors or an independent nominating or corporate governance committee. The Board of Directors believes that the full Board of Directors best represents the interests of all of NL's shareholders and that it is appropriate for all matters that would be considered by a nominating or corporate governance committee to be considered and acted upon by the full Board of Directors. Applying the requirements of the NYSE listing standards, the Board of Directors has determined that three of its directors are independent and have no material relationship with NL. While the members of NL's Management Development and Compensation committee (the "MD&C Committee") currently satisfy the independence requirements of the NYSE listing standards, NL has chosen not to satisfy all of the NYSE listing standards for a compensation committee. See "Meetings and Committees" for more information on the committees of the Board of Directors. See also "Shareholder Proposals for the 2005 Annual Meeting" for a description of NL's policies and procedures for shareholder nominations of directors.

                              ELECTION OF DIRECTORS

     The Certificate provides for a Board of Directors consisting of not less than seven and not more than seventeen persons, as such number is determined from time to time by a majority of the entire Board of Directors. The Board of Directors has currently set the number of directors at seven. The directors elected at the Annual Meeting will hold office until the 2005 Annual Meeting of Shareholders and until their successors are duly elected and qualified or their earlier removal, resignation or death.

     All of the nominees are currently directors of NL whose terms will expire at the Annual Meeting. All of the nominees have agreed to serve if elected. If any nominee is not available for election at the Annual Meeting, a proxy will be voted "FOR" an alternate nominee to be selected by the Board of Directors, unless the shareholder executing such proxy withholds authority to vote for such nominee. The Board of Directors believes that all of its present nominees will be available for election at the Annual Meeting and will serve if elected. There is currently a vacancy in one directorship on the Board of Directors, and the Board of Directors is seeking an appropriate candidate to fill this vacancy.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE FOLLOWING NOMINEES FOR DIRECTOR.

Nominees For Director

     The respective nominees for election as directors of NL for terms expiring at the 2005 Annual Meeting of Shareholders have provided the following information.

     Cecil H. Moore, Jr., age 64, has been a director of NL since September 2003. Mr. Moore is currently a private investor and retired from KPMG LLP in 2000 after 37 years in which he served in various capacities with the firm. Among other positions, he served as managing partner of the firm's Dallas, Texas business unit from 1990 to 1999. Prior to 1990, Mr. Moore was partner-in-charge of the audit and accounting practice of the firm's Dallas, Texas business unit for 12 years. He is a member of NL's audit committee (the "Audit Committee") and on the board of directors and audit committee of Kronos Worldwide, Inc. ("Kronos Worldwide"). Mr. Moore is also a director of Perot Systems Corporation.

     Glenn R. Simmons, age 76, has been a director of NL since 1986. Mr. Simmons has been vice chairman of the board of Valhi and Contran since prior to 1999. Mr. Simmons is also a director of Kronos Worldwide. Mr. Simmons is chairman of the board of Keystone Consolidated Industries, Inc., a steel fabricated wire products, industrial wire and carbon steel rod company that is related to Contran ("Keystone"), and CompX International, Inc., a manufacturer of ergonomic computer support systems, precision ball bearing slides and security products that is related to Valhi ("CompX"). Mr. Simmons is also a director of Titanium Metals Corporation ("TIMET"), an integrated producer of titanium metals products that is related to Valhi. In February 2004, Keystone filed a voluntary petition for reorganization under federal bankruptcy laws. Mr. Simmons has been an executive officer or director of various companies related to Valhi and Contran since 1969. He is a brother of Harold C. Simmons.

     Harold C. Simmons, age 72, has served as chief executive officer of NL since July 2003, chairman of the board of NL since 1987 and a director of NL since 1986. Mr. Simmons has been chairman of the board of Valhi and Contran since prior to 1999 and was chief executive officer of Valhi from prior to 1999 to 2002. Mr. Simmons is also chairman of the board and chief executive officer of Kronos Worldwide. Mr. Simmons has been an executive officer or director of various companies related to Valhi and Contran since 1961. Mr. Simmons is a brother of Glenn R. Simmons.

     General Thomas P. Stafford (retired), age 73, served as a director of NL from 1984 to 1986 and was re-appointed in 2000. General Stafford was a co-founder of, and has been affiliated with, Stafford, Burke and Hecker, Inc., a Washington-based consulting firm, since 1982. He was selected as an astronaut in 1962, piloted Gemini VI in 1965 and commanded Gemini IX in 1966. In 1969, General Stafford was named Chief of the Astronaut Office and was the Apollo X commander for the first lunar module flight to the moon. He commanded the Apollo-Soyuz joint mission with the Soviet cosmonauts in 1975. After his retirement from the United States Air Force in 1979 as Lieutenant General, he became chairman of Gibraltar Exploration Limited, an oil and gas exploration and production company, and served in that position until 1984, when he joined General Technical Services, Inc., a consulting firm. He is chairman of NL's Audit Committee and MD&C Committee.

     Steven L. Watson, age 53, has served as a director of NL since 2000. Mr. Watson has been president and a director of Valhi and Contran since 1998 and chief executive officer of Valhi since 2002. Mr. Watson is also a director of CompX, Keystone, Kronos Worldwide and TIMET. Mr. Watson has served as an executive officer or director of various companies related to Valhi and Contran since 1980.

     Terry N. Worrell, age 59, has served as a director of NL since October 2003. Mr. Worrell has been a private investor with Worrell Investments, Inc., a real estate investment company, since 1989. From 1974 to 1989, Mr. Worrell was president and chief executive officer of Sound Warehouse of Dallas Inc., a chain of retail music stores. Mr. Worrell also serves on NL's Audit Committee and MD&C Committee. Mr. Worrell is a trust manager of Regency Centers Corporation and a trust manager of Crescent Real Estate Equities Company, both real estate investment trusts.

         See also "Certain Relationships and Transactions."

                             MEETINGS AND COMMITTEES

     The Board of Directors held seven meetings and took action by unanimous written consent in lieu of a meeting on five occasions in 2003. Each of the directors participated in more than 75% of the total number of meetings of the Board of Directors and committees on which he served that were held during his period of service in 2003. It is NL's policy that each director attend its annual meeting of shareholders, which is generally held immediately before the annual meeting of the Board of Directors. All members of the Board of Directors attended NL's 2003 annual shareholders meeting.

     The  Board  of  Directors  has   established  the  following  two  standing
committees:

     Audit Committee. The Audit Committee assists the Board of Directors' oversight responsibilities relating to the financial accounting and reporting processes and auditing processes of NL. The responsibilities of the Audit Committee are more specifically set forth in the Audit Committee charter attached as Appendix A to this Proxy Statement. Applying the requirements of the NYSE listing standards and Securities and Exchange Commission (the "SEC") regulations, as applicable, the Board of Directors has determined that:

     o Each member of the Audit Committee is financially literate and independent and has no material relationship with NL; and

     o    Mr. Cecil H. Moore, Jr. is the "Audit Committee financial expert."

     The Audit Committee held eleven meetings and took action by written consent in lieu of a meeting on one occasion in 2003. The current members of the Audit Committee are General Stafford (chairman), and Messrs. Moore and Worrell. No member of the Audit Committee serves on more than three public company audit committees. For further information on the role of the Audit Committee, see "Audit Committee Report."

     Management Development and Compensation Committee. The principal responsibilities of the MD&C Committee are to review and make recommendations regarding executive compensation, to administer and grant awards under the NL Industries, Inc. 1998 Long-Term Incentive Plan (the "1998 Plan"), to approve certain annual compensation awards, to provide oversight, take action or make recommendations to the Board of Directors regarding NL's employee, pension, welfare and fringe benefit plans or programs, including decisions with respect to the management, disposition, or investment of plan assets and the appointment of investment managers/advisors and to monitor investment performance of the assets of the plans, and to administer such other compensation matters as the Board of Directors may from time to time direct. The Board of Directors has determined that each member of the MD&C Committee is independent, applying the requirements of the NYSE listing standards. The MD&C Committee held one meeting and took action by written consent in lieu of a meeting on one occasion in 2003. Its current members are General Stafford (Chairman) and Mr. Worrell. The MD&C Committee does not have a written charter.

     The Board of Directors is expected to elect the members of the standing committees at the Board of Directors annual meeting immediately following the Annual Meeting. The Board of Directors has previously established, and from time to time may establish, other committees to assist it in discharging its responsibilities.

                        EXECUTIVE OFFICERS OF THE COMPANY

     Set forth below is certain information regarding the Company's executive officers. Biographical information with respect to Mr. Simmons is set forth above under "Election of Directors."

  Name                    Age       Position(s)
  ---------------------  ----  -------------------------------------------------
  Harold C. Simmons       72   Chairman of the Board and Chief Executive Officer
  James W. Brown          47   Vice President and Controller
  Robert D. Graham        48   Vice President, General Counsel and Secretary
  Gregory M. Swalwell     47   Vice President, Finance
  John A. St. Wrba        47   Vice President and Treasurer
  Kelly D. Luttmer        40   Tax Director

     James W. Brown has served as vice president and controller of NL and Kronos Worldwide since December 2003. From 1998 to 2002, he served as vice president and chief financial officer of Software Spectrum, Inc. ("SSI"). SSI is a global business-to-business software services provider that is a wholly owned subsidiary of Level 3 Communications, Inc. From 1991 to 2002, SSI was a publicly held corporation. From 1994 to 1998, Mr. Brown served as vice president, corporate accounting of Affiliated Computer Services, Inc.

     Robert D. Graham has served as vice president, general counsel and secretary of NL since July 2003, vice president, general counsel and secretary of Kronos Worldwide since August 2003 and as vice president of Valhi and Contran since 2002. From 1997 to 2002, Mr. Graham served as an executive officer, and most recently as executive vice president and general counsel, of SSI. From 1985 to 1997, Mr. Graham was a partner in the law firm of Locke Purnell Rain Harrell (A Professional Corporation), a predecessor to Locke Liddell and Sapp LLP.

     Gregory M. Swalwell has served as vice president, finance of NL since July 2003, vice president, finance of Kronos Worldwide since August 2003 and vice president and controller of Valhi and Contran since prior to 1999. Mr. Swalwell has served in accounting positions with various companies related to Valhi and Contran since 1988.

     John A. St. Wrba has served as vice president and treasurer of NL since February 2003 and treasurer of Kronos Worldwide since August 2003. He was NL's assistant treasurer from 2002 to 2003. He served as NL's assistant treasurer from prior to 1998 until 2000. From 2000 until 2002, he was assistant treasurer of Kaiser Aluminum & Chemical Corporation.

     Kelly D. Luttmer has served as tax director of NL since July 2003, tax director of Kronos Worldwide since August 2003 and tax director of Valhi and Contran since 1998. Ms. Luttmer has served in tax accounting positions with various companies related to Valhi and Contran since 1989.

                               SECURITY OWNERSHIP

     Ownership of NL Common Stock. The following table and accompanying notes set forth as of the Record Date the beneficial ownership, as defined by the regulations of the SEC, of Common Stock held by (a) each person or group of persons known by NL to beneficially own more than 5% of the outstanding shares of Common Stock, (b) each director or nominee for director of NL, (c) each person listed in the Summary Compensation Table below, and (d) all current executive officers and directors of NL as a group. See note (4) below for information concerning individuals and entities that may be deemed to own indirectly and beneficially those shares of Common Stock held directly by Valhi, as reported in the table below. All information is taken from or based upon ownership filings made by such persons with the SEC or information provided by such persons to NL.

                                                           NL Common Stock
                                        ------------------------------------------------------
                                              Amount and Nature                   Percent
     Name of Beneficial Owner             of Beneficial Ownership (1)           of Class (2)
------------------------------------    ------------------------------       -----------------
Harold C. Simmons (3)                                 12,000  (4)                           *
    Valhi, Inc. (3)                               30,135,390  (4)                       62.4%
    Tremont LLC (3)                               10,215,541  (4)                       21.1%
    Spouse (3)                                        69,475  (4)                           *
                                        ---------------------
                                                  40,432,406  (4)                       83.7%

Cecil H. Moore, Jr.                                      -0-                              -0-
Glenn R. Simmons                                      12,000  (4)(5)                        *
Gen. Thomas P. Stafford (ret.)                        10,000  (6)                           *
Steven L. Watson                                      11,000  (4)(7)                        *
Terry N. Worrell                                         -0-                              -0-
Gregory M. Swalwell                                      -0-  (4)                         -0-
John A. St. Wrba                                         -0-                              -0-
J. Landis Martin                                         -0-                              -0-
Dr. Lawrence A. Wigdor                                90,800  (8)                           *
David B. Garten                                       11,000  (9)                           *

All current directors and executive
    officers of the Company
    as a group
    (11 persons)                                  40,465,406  (4)(5)(6)(7)              83.7%

------------
*  Less than 1%.

(1) Except as otherwise noted, the listed entities, individuals and group have sole investment power and sole voting power as to all shares of Common Stock set forth opposite their names. The number of shares and percentage of ownership of Common Stock for each person or group assumes the exercise by such person or group (exclusive of the exercise by others) of stock options that such person or group may exercise within 60 days subsequent to the Record Date.

(2) The percentages are based on 48,323,984 shares of Common Stock outstanding as of the Record Date.

(3)       The business address of Valhi,  Tremont and Harold C. Simmons is Three
          Lincoln  Centre,   5430  LBJ  Freeway,   Suite  1700,  Dallas,   Texas
          75240-2697.

(4) Valhi is the direct holder of 100% of the membership interests of Tremont. Valhi Group, Inc. ("VGI"), National City Lines, Inc.
          ("National"), Contran, the Harold Simmons Foundation, Inc. (the "Foundation"), the Contran Deferred Compensation Trust No. 2 (the "CDCT No. 2") and The Combined Master Retirement Trust (the "CMRT") are the direct holders of approximately 77.6%, 9.1%, 3.1%, 0.9%, 0.4% and 0.1%, respectively, of the outstanding shares of Valhi Common Stock, par value $0.01 per share (the "Valhi Common Stock"). National, NOA, Inc. ("NOA") and Dixie Holding Company ("Dixie Holding") are the direct holders of approximately 73.3%, 11.4% and 15.3%, respectively, of the outstanding Common Stock of VGI. Contran and NOA are the direct holders of approximately 85.7% and 14.3%, respectively, of the outstanding Common Stock of National. Contran and Southwest Louisiana Land Company, Inc. ("Southwest") are the direct holders of approximately 49.9% and 50.1%, respectively, of the outstanding Common Stock of NOA. Dixie Rice Agricultural Corporation, Inc. ("Dixie Rice") is the direct holder of 100% of the outstanding Common Stock of Dixie Holding. Contran is the holder of 100% of the outstanding Common Stock of Dixie Rice and approximately 88.9% of the outstanding Common Stock of Southwest.

          Substantially all of Contran's outstanding voting stock is held by trusts established for the benefit of certain children and grandchildren of Harold C. Simmons (the "Trusts"), of which Mr.
          Simmons is the sole trustee. As sole trustee of each of the Trusts, Mr. Simmons has the power to vote and direct the disposition of the shares of Contran stock held by each of the Trusts.

          Harold C. Simmons is the chairman of the board and chief executive officer of each of NL and Kronos Worldwide and the chairman of the board of each of Tremont, Valhi, VGI, National, NOA, Dixie Holding, Dixie Rice, Southwest and Contran.

          The Foundation directly holds approximately 0.9% of the outstanding shares of Valhi Common Stock. The Foundation is a tax-exempt foundation organized for charitable purposes. Harold C. Simmons is the chairman of the board of the Foundation.

          The CDCT No. 2 directly holds approximately 0.4% of the outstanding shares of Valhi Common Stock. U.S. Bank National Association serves as the trustee of the CDCT No. 2. Contran established the CDCT No. 2 as an irrevocable "rabbi trust" to assist Contran in meeting certain deferred compensation obligations that it owes to Harold C. Simmons. If the CDCT No. 2 assets are insufficient to satisfy such obligations, Contran must satisfy the balance of such obligations. Pursuant to the terms of the CDCT No. 2, Contran retains the power to vote the shares held by the CDCT No. 2, retains dispositive power over such shares and may be deemed the indirect beneficial owner of such shares.

          The CMRT directly holds approximately 0.1% of the outstanding shares of Valhi Common Stock. Valhi established the CMRT to permit the collective investment by master trusts that maintain the assets of certain employee benefit plans Valhi and related companies adopt. Harold C. Simmons is the sole trustee of the CMRT and a member of the trust investment committee for the CMRT. Valhi's board of directors selects the trustee and members of the trust investment committee for the CMRT. Harold C. Simmons, Glenn R. Simmons, Steven L. Watson, J. Landis Martin, Lawrence A. Wigdor, David B. Garten and certain other executive officers of the Company are participants in one or more of the employee benefit plans that invest through the CMRT. Each of such persons disclaims beneficial ownership of all the shares held by the CMRT, except to the extent of his or her individual vested beneficial interest, if any, in the assets held by the CMRT.

          By virtue of the holding of the offices, the stock ownership and his services as trustee, all as described above, (a) Harold C. Simmons may be deemed to control such entities and (b) Mr. Simmons and certain of such entities may be deemed to possess indirect beneficial ownership of shares directly held by certain of such other entities. However, Mr. Simmons disclaims such beneficial ownership of the shares beneficially owned directly or indirectly by any of such entities, except to the extent of his vested beneficial interest, if any, in shares held by the CMRT and his interest as a beneficiary of the CDCT No. 2. Mr. Harold Simmons disclaims beneficial ownership of all shares of Common Stock that Valhi or Tremont directly holds.

          All directors and executive officers of NL who are also directors or executive officers of Valhi or Tremont disclaim beneficial ownership of the shares of Common Stock that Valhi or Tremont directly hold.

          Harold C. Simmons' spouse is the direct owner of 69,475 shares of Common Stock and 35,233 shares of Kronos Worldwide Common Stock. Mr. Simmons may be deemed to share indirect beneficial ownership of such shares. Mr. Simmons disclaims all such beneficial ownership.

          Harold C. Simmons directly holds 12,000 shares of Common Stock (including stock options exercisable for 6,000 shares within 60 days of the Record Date).

          Valmont Insurance Company ("Valmont"), NL and a subsidiary of NL directly hold 1,000,000, 3,522,967 and 1,186,200 shares of Valhi Common Stock, respectively. Valhi is the direct holder of 100% of the outstanding Common Stock of Valmont. Pursuant to Delaware law, Valhi treats the shares that Valmont, NL and NL's subsidiary directly hold as treasury stock for voting purposes, and for purposes of calculating the percentage ownership of the outstanding shares of Valhi Common Stock as of the Record Date in this proxy statement, such shares are not deemed outstanding.

          The business address of Valhi, Tremont LLC, VGI, National, NOA, Dixie Holding, the CMRT, the Foundation and Contran is Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697. The business address of Dixie Rice is 600 Pasquiere Street, Gueydan, Louisiana 70542. The business address of Southwest is 402 Canal Street, Houma, Louisiana 70360.

(5) The shares of Common Stock shown as beneficially owned include 2,000 shares which Glenn R. Simmons has the right to acquire by exercise of options within 60 days of the Record Date.

(6) The shares of Common Stock shown as beneficially owned include 6,000 shares which General Thomas P. Stafford has the right to acquire by exercise of options within 60 days of the Record Date.

(7) The shares of Common Stock shown as beneficially owned include 4,000 shares of Common Stock which Mr. Watson has the right to acquire by exercise of options within 60 days of the Record Date.

(8) The shares of Common Stock shown as beneficially owned include 89,800 shares of Common Stock which Dr. Lawrence A. Wigdor has the right to acquire by exercise of options within 60 days of the Record Date.

(9) The shares of Common Stock shown as beneficially owned include 11,000 shares of Common Stock which Mr. Garten has the right to acquire by exercise of options within 60 days of the Record Date.

     The Company understands that Valhi and related entities may consider acquiring or disposing of shares of Common Stock through open-market or privately negotiated transactions, depending upon future developments, including, but not limited to, the availability and alternative uses of funds, the performance of the Common Stock in the market, an assessment of the business of and prospects for the Company, financial and stock market conditions and other factors deemed relevant by such entities. NL may similarly consider acquisitions of Common Stock and acquisitions or dispositions of securities issued by related entities.

     The Company further understands that Valhi has pledged approximately 62.0% of its shares of Common Stock to secure bank borrowings by Valhi. Foreclosure by the lender on this pledge in the event of Valhi's default on the loan, which Valhi has advised the Company is unlikely, may at a subsequent date result in a change in control of the Company.

     Ownership of Valhi and Kronos Worldwide Common Stock. The following table and accompanying notes set forth as of the Record Date the beneficial ownership, as defined above, of Valhi Common Stock and Kronos Worldwide Common Stock held by (a) each director or nominee for director of NL, (b) each person listed in the Summary Compensation Table below, and (c) all current executive officers and directors of NL as a group. All information is taken from or based upon ownership filings made by such persons with the SEC or information provided by such persons to NL.

                                                     Valhi                               Kronos Worldwide
                                                 Common Stock                              Common Stock
                                     -----------------------------------------   ---------------------------------
                                          Amount and                             Amount and Nature
                                     Nature of Beneficial        Percent of         of Beneficial       Percent of
Name of Beneficial Owner                 Ownership (1)          Class (1)(2)        Ownership (1)       Class (1)(3)
------------------------             ---------------------     ---------------   ------------------    -----------
Harold C. Simmons                            3,383  (4)               *                3,042  (4)            *
   Valhi Group, Inc.                    92,739,554  (4)             77.6%                -0-  (4)           -0-
   National City Lines, Inc.            10,891,009  (4)             9.1%                 -0-  (4)           -0-
   Contran Corporation                   4,142,600  (4)(5)          3.5%                 -0-  (4)           -0-
   Valhi, Inc.                                 N/A                   N/A          16,029,146  (4)          32.8%
   Tremont LLC                                 -0-  (4)              -0-           5,180,738  (4)          10.6%
   NL Industries, Inc.                         -0-  (4)              -0-          24,702,400  (4)          50.5%
   Other                                 1,215,000  (4)             1.0%              35,233  (4)            *
                                     --------------                              ---------------
                                       108,991,546  (4)             91.2%         45,950,559  (4)          93.9%

Cecil H. Moore, Jr.                            -0-                   -0-                 -0-                -0-
Glenn R. Simmons                            13,247  (4)(6)            *                2,071  (4)            *
Gen. Thomas P. Stafford (ret.)                 -0-                   -0-               2,028                 *
Steven L. Watson                           117,246  (4)(7)            *                3,549  (4)            *
Terry N. Worrell                               -0-                   -0-                 -0-                -0-
Gregory M. Swalwell                         96,166  (4)(8)            *                  -0-  (4)           -0-
John A. St. Wrba                               -0-                   -0-                 -0-                -0-
J. Landis Martin                                 4                    *                  -0-                -0-
Dr. Lawrence A. Wigdor                         -0-                   -0-                 107                 *
David B. Garten                                -0-                   -0-               1,000                 *
All current directors and
   executive officers of NL
   as a group
   (11 persons)                        109,280,809  (4)(5)(6)(7)(9)91.3%          45,958,208  (4)         93.9%

------------
*  Less than 1%.

(1) Except as otherwise noted, the listed individuals and group have sole investment power and sole voting power as to all shares set forth opposite their names. The number of shares and percentage of ownership for each person or group assumes the exercise by such person or group (exclusive of others) of stock options that such person or group may exercise within 60 days subsequent to the Record Date.

(2) The percentages are based on 119,466,678 shares of Valhi Common Stock outstanding as of the Record Date. For purposes of calculating the outstanding shares of Valhi Common Stock as of the Record Date, 1,000,000, 3,522,967 and 1,186,200 shares of Valhi Common Stock held by Valmont, NL and a subsidiary of NL, respectively, are excluded from the amount of Valhi Common Stock outstanding. Pursuant to Delaware corporate law, Valhi treats these excluded shares held by these majority owned subsidiaries as treasury stock for voting purposes.

(3) The percentages are based on 48,943,049 shares of Kronos Common Stock outstanding as of the Record Date.

(4) Excludes certain shares that such individual may be deemed to indirectly and beneficially own as to which such individual disclaims beneficial ownership. See footnote (4) to the "Ownership of NL Common Stock" table.

(5) Includes 439,400 shares of Valhi Common Stock the CDCT No. 2 directly holds.

(6) The shares of Valhi Common Stock shown as beneficially owned include 2,383 shares of Valhi Common Stock held in Glenn R. Simmons' individual retirement account. The Valhi shares also include 800 shares held in a retirement account for Mr. Simmons' wife, with respect to all of which beneficial ownership is disclaimed by Mr. Simmons.

(7) The shares of Valhi Common Stock shown as beneficially owned include 2,035 shares of Valhi Common Stock held in Steven L. Watson's individual retirement account. The Valhi shares also include 100,000 shares that Mr. Watson has the right to acquire by exercise of options within 60 days from the Record Date.

(8) The shares of Valhi Common Stock shown as beneficially owned include 1,166 shares of Valhi Common Stock held in Gregory M. Swalwell's individual retirement account. The Valhi shares also include 95,000 shares that Mr. Swalwell has the right to acquire by exercise of options within 60 days of the Record Date.

(9) The shares of Valhi Common Stock shown as beneficially owned by all current directors and executive officers as a group include 62,600 shares of Valhi Common Stock that the other executive officers in the group have the right to acquire by exercise of options within 60 days of the Record Date.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
                              AND OTHER INFORMATION

Compensation of Directors

     Directors of NL are entitled to receive compensation for their services as directors. Prior to May 20, 2003, directors received quarterly retainers of $3,750, plus a fee of $1,000 per day for attendance at meetings (including telephonic meetings) of the Board of Directors or its committees and for each other day spent on NL business at the request of the Board of Directors or the chairman of the board.

     Beginning on May 20, 2003, directors received quarterly retainers of $5,000 plus a fee of $1,000 per day for attendance at meetings (including telephonic meetings) of the Board of Directors or its committees and for each other day for services rendered at the request of the Board of Directors or its committees not related to meetings of the Board of Directors or its committees. Directors also received quarterly retainers of $500 for each committee on which they served.

     If any director dies while serving on the Board of Directors, his or her designated beneficiary or estate will be entitled to receive a death benefit equal to the amount of the annual retainer then in effect. Throughout the year, NL reimbursed its directors for reasonable expenses incurred in attending meetings and in the performance of other services rendered on behalf of the Board of Directors or its committees. In addition, General Stafford receives an annual payment of $15,000 as a result of his service on the Board of Directors in the period prior to 1987.

     Directors who received fees for serving on the Board of Directors and who were entitled to receive the death benefit in 2003 are Messrs. G. Simmons, H. Simmons, Moore, Watson, Worrell, and General Stafford. See "Certain Relationships and Transactions."

     On  May  20,  2003,   the  Board  of  Directors  also  changed  the  equity
compensation paid to the non-employee directors. The Board of Directors terminated the annual grant of stock options to the non-employee directors, but authorized annual grants of shares of Common Stock to the non-employee directors on the date of each annual shareholders meeting as determined by the following formula based on the closing price of a share of Common Stock on the date of grant.


      Range of Closing Price Per                     Shares of Common
      Share on the Date of Grant                    Stock to Be Granted
      --------------------------                    -------------------
         Under $5.00                                       2,000
         $5.00 to $9.99                                    1,500
         $10.00 to $20.00                                  1,000
         Over $20.00                                         500

     As a result of the $16.22 per share closing price of Common Stock on May 20, 2003, each non-employee director received a grant of 1,000 shares of Common Stock. Current directors who received the stock grant are Messrs. G. Simmons, H. Simmons and Watson, and General Stafford.

Summary of Cash and Certain Other Compensation of Executive Officers

     The Summary Compensation Table set forth below provides certain summary information concerning annual and long-term compensation paid or accrued by NL and its subsidiaries for services rendered to NL and its subsidiaries during 2003, 2002 and 2001 by NL's chief executive officer, two other executive officers, the former chief executive officer and two other former executive officers.


                           SUMMARY COMPENSATION TABLE


                                                                                  Long-Term
                                                                                Compensation(1)
                                                                                ---------------
                                        Annual Compensation(1)                      Awards
                                  ------------------------------------------        ------
     Name and                                                  Other Annual        Securities           All Other
Principal Position       Year      Salary        Bonus(2)     Compensation(3)   Underlying Options   Compensation(4)
------------------       ----     --------      ---------     ---------------   ------------------   --------------
                                    ($)            ($)             ($)                 (#)                 ($)
Harold C. Simmons        2003      992,830            -0-            -0-                 -0-                 -0-
Chairman of the Board
and Chief Executive
Officer (5)

Gregory M. Swalwell      2003      154,000            -0-            -0-                 -0-                 -0-
Vice President,
Finance (6)

John A. St. Wrba         2003      154,167        182,900         43,203                 -0-              18,496
Vice President
and Treasurer (7)

J. Landis Martin         2003      575,000            -0-           390                  -0-              72,400
Former President and     2002      600,000        600,000         2,875                  -0-             102,400
Chief Executive          2001      600,000        600,000        67,806              100,000             152,040
Officer (8)

Dr. Lawrence A.          2003      915,833        922,000           532                  -0-             114,375
Wigdor                   2002      750,000        750,000            68                  -0-             186,848
Former Executive Vice    2001      750,000      1,350,000         2,729              100,000             351,658
President (9)

David B. Garten          2003      425,000        425,000           -0-                  -0-             108,343
Former Vice President,   2002      425,000        425,000           -0-                  -0-              82,342
General Counsel and      2001      425,000        525,000           -0-               50,000              93,309
Secretary (10)

(1) No shares of restricted stock were granted, and no payouts under any long-term incentive plans (as defined by applicable federal securities regulations) were made during 2003, 2002 or 2001 to the named executive officers. Therefore the column for such compensation otherwise required by applicable federal securities regulations has been omitted.

(2) Unless otherwise noted, reflects amounts paid each year pursuant to the Variable Compensation Plan and, for 2001, special discretionary bonuses. See "Compensation Committee Report on Executive Compensation" below.

(3) With respect to Mr. St. Wrba, the amount shown in the "Other Annual Compensation" column for 2003 includes $42,200 for reimbursement of relocation costs incurred in connection with his relocation to the Company's headquarters in Dallas, Texas and payment for certain income tax he incurred as a result of such reimbursement and $1,003 for health club dues. With respect to Mr. Martin and Dr. Wigdor, includes the amount which exceeds 120% of the applicable federal long-term interest rate accrued on deferred compensation. In the case of Mr. Martin, in 2001, the amount shown included $8,114 of such excess interest and $50,518 in value attributed to the use of the Company's aircraft by him.

(4) "All Other Compensation" amounts shown below represent (i) matching contributions made or accrued by the Company pursuant to the savings feature of the Savings Plan, (ii) retirement contributions made or accrued by the Company pursuant to the Savings Plan, (iii) life insurance premiums paid by the Company, and (iv) amounts paid by the Company under the Supplemental Executive Retirement Plan ("SERP") in 2003, 2002 and 2001. In 2001, the MD&C Committee directed that the Company amend the SERP to provide for the distribution of the accrued balance in each SERP participant's account and the payment of future SERP benefits to participants as accrued, thus reducing the Company's interest costs. In connection with the amendment, in 2001 the Company paid $1,761,661, $1,739,924, and $481,164, to Dr. Wigdor and Messrs.
          Martin and Garten, respectively, which represented the accrued vested balance in each of their SERP accounts with interest. These accrued amounts were previously reported as compensation in the years accrued. Amounts shown below with respect to Mr. St. Wrba are reflected for 2003 only, the first year in which he became an executive officer.


                                               Year          Martin          Wigdor         Garten        St. Wrba
                                            -----------    ------------    -----------    -----------    -----------
         Savings Match ($)                     2003               -0-          8,000          8,000          6,860
                                               2002             8,000          8,000          8,000            N/A
                                               2001             6,800          6,800          6,800            N/A

         Retirement Contribution ($)           2003            14,400         16,600         11,000          8,000
                                               2002            14,400         16,600         11,000            N/A
                                               2001            12,240         14,110          9,350            N/A

         Life Insurance ($)                    2003               -0-          6,109          3,342          1,916
                                               2002               -0-         10,248          3,342            N/A
                                               2001               -0-         10,248          2,909            N/A

         SERP ($)                              2003            58,000         83,666         86,001          1,720
                                               2002            80,000        152,000         60,000            N/A
                                               2001           133,000        320,500         74,250            N/A

(5) For all of 2003, Harold C. Simmons was an employee of Contran. Mr. Simmons became chief executive officer effective July 17, 2003 and provides executive officer services to NL pursuant to the 2003 intercorporate services agreement between Contran and NL (the "Contran ISA"). The amount shown as his 2003 salary consists of $951,000 in fees NL paid pursuant to the Contran ISA that relate to the services he rendered to NL and its subsidiaries in 2003 and $41,830 in fees NL paid to Mr. Simmons in the form of cash and shares of Common Stock for his services as a director in 2003.

(6) For all of 2003, Gregory M. Swalwell was a Contran employee. Mr. Swalwell became an executive officer effective July 17, 2003 and provides executive officer services to NL pursuant to the Contran ISA. The amount shown as his 2003 salary represents the fees NL paid pursuant to the Contran ISA that relate to the services he rendered to NL and its subsidiaries in 2003.

(7) John A. St. Wrba became an executive officer effective December 8, 2003. Beginning January 1, 2004, Mr. St. Wrba became a Contran employee and provides his executive officer services to NL pursuant to the Contran ISA. The amount shown in the table as the 2003 bonus for Mr. St. Wrba includes $75,000 paid to him as a one-time bonus in connection with his relocation to the Company's headquarters in Dallas, Texas.

(8) During 2003, 2002 and 2001, Mr. Martin also served as an executive officer of Tremont and TIMET and was compensated directly by Tremont and TIMET. Mr. Martin resigned as an executive officer of NL effective July 8, 2003 and elected to receive early retirement benefits under the NL pension plan as of that date. From July to December 2003, Mr. Martin served as a consultant to NL. Of the amount shown in the table as the 2003 salary for Mr. Martin, $325,000 represents the salary paid to him for his 2003 services while he was an employee, and $250,000 represents the amount paid to him for his 2003 services while he was a consultant. See "-- Martin Consulting Arrangement."

(9) Dr. Wigdor resigned as an executive officer effective July 26, 2003 and elected to receive early retirement benefits under the NL pension plan as of that date. Dr. Wigdor currently serves as a consultant to Kronos Worldwide with ongoing management involvement in the TiO2 operations conducted by Kronos Worldwide. Of the amount shown in the table as the 2003 salary for Dr. Wigdor, $495,833 represents the salary Kronos Worldwide paid to him for his 2003 services while he was an employee, and $420,000 represents the amount Kronos Worldwide paid to him for his 2003 services while he was a consultant. The amount shown in the table as the 2003 bonus for Dr. Wigdor represents amounts Kronos Worldwide paid him for his 2003 services while he was a consultant, which are comparable to 2003 bonus payments. See "-- Wigdor Compensatory Arrangement.

(10) Mr. Garten resigned as an executive officer effective July 22, 2003. The amount shown in the table as the 2003 bonus for Mr. Garten consists of $425,000 paid to him as a severance/bonus payment in connection with his resignation from the Company.

No Grants of Stock Options or Stock Appreciation Rights

     No stock options or stock appreciation rights were granted to NL directors, executive officers or employees during 2003.

Stock Option Exercises and Holdings

         The following table provides information with respect to the persons named in the Summary Compensation Table, as set forth above, concerning the exercise of options during the last fiscal year and the value of unexercised options held as of December 31, 2003. No stock appreciation rights have been granted by the Company.

      AGGREGATED STOCK OPTION EXERCISES IN 2003 AND 12/31/03 OPTION VALUES

                                                                           Number of                      Value of
                                   Shares                            Securities Underlying              Unexercised,
                                  Acquired                            Unexercised Options           In-the-Money Options
                                     on              Value         at 12/31/03 (Exercisable/      at 12/31/03 (Exercisable/
          Name(1)                 Exercise       Realized (2)            Unexercisable)              Unexercisable) (3)
-----------------------------    ------------    --------------    ---------------------------    --------------------------
                                     (#)             ($)                      (#)                            ($)
Harold C. Simmons
NL Stock Options                      -0-                -0-            8,000  /       -0-            40,330  /
                                                                                                                     -0-
J. Landis Martin
NL Stock Options                   33,200            109,915          301,400  /       -0-           429,830  /
                                                                                                                     -0-
Dr. Lawrence A. Wigdor
NL Stock Options                      -0-                -0-          154,000  /   159,600           181,772  /  640,245

David B. Garten
NL Stock Options                   27,000             83,496           73,000  /    57,000            75,586  /  175,537

Gregory M. Swalwell
Valhi Stock Options                   -0-                -0-           85,400  /    16,000           450,300  /   57,360

(1) Mr. St. Wrba did not exercise any stock options in 2003 and did not hold any stock options at 12/31/03.

(2) The value is based on the difference between the exercise price of the individual stock options and the closing sales price of such underlying Common Stock as of the date of exercise as reported on the NYSE.

(3) The value is based on the difference between the exercise price of the individual stock options and the closing sales price of the underlying Common Stock as reported on the NYSE on December 31, 2003. The closing sales price for Common Stock on December 31, 2003 was $11.70. The closing sales price for Valhi Common Stock on December 31, 2003 was $14.96.

Pension Plan

     The Retirement Program of NL Industries, Inc. for its U.S. employees (the "Pension Plan") provides lifetime retirement benefits to eligible employees. In 1996, the Company approved the suspension of all future accruals under the salaried component of the Pension Plan. The Pension Plan covers Messrs. Martin, Wigdor and Garten. Following their resignations in July 2003, each of Messrs. Martin and Wigdor elected to receive their retirement benefits at an early retirement age. Beginning April 2004, Mr. Martin will receive a monthly payment of $2,513 for the remainder of his life. Dr. Wigdor began receiving a monthly payment amount of $2,428 in August 2003, which will continue for the remainder of his life. The estimated accrued annual benefit payable under the Pension Plan upon retirement at normal retirement age for Messrs. St. Wrba and Garten is $1,840 and $26,410, respectively.

Martin Consulting Arrangement

     Following his resignation as an executive officer of NL in July 2003, Mr. Martin entered into a consultancy arrangement with NL, which terminated in December 2003. Pursuant to such consulting arrangement, Mr. Martin received payments of $50,000 monthly plus reimbursement of business expenses.

Wigdor Compensatory Arrangement

     Concurrently with his resignation as an executive officer of NL in July 2003, Dr. Wigdor entered into a consultancy arrangement with Kronos Worldwide pursuant to which Dr. Wigdor provides ongoing management involvement in Kronos Worldwide's TiO2 operations. Dr. Wigdor received $461,000 on August 1, 2003 and monthly payments of $84,000 beginning on August 1, 2003. On February 1, 2004, Dr. Wigdor received a payment under the arrangement of $461,000 based on Kronos Worldwide having achieved 2003 segment profit (as Kronos Worldwide defines that term internally) in excess of $130 million. Beginning in 2004, Dr. Wigdor will receive annual discretionary bonuses that are no less than the average bonus paid to the three executives of NL and Kronos Worldwide combined receiving the highest paid bonuses for 2004 and 2005, respectively, excluding NL's chief executive officer. Under the consultancy arrangement, as amended in February 2004, if Kronos Worldwide terminates the consultancy arrangement prior to December 31, 2006, Dr. Wigdor will receive twelve months compensation and medical and dental coverage through December 31, 2006 and, if terminated in 2004 or after, a pro-rata portion of his discretionary bonus for the year in which the termination occurs. The arrangement provides Dr. Wigdor various other benefits, such as medical and dental benefits and office and secretarial support at Kronos Worldwide's New Jersey office.

                   EQUITY COMPENSATION PLAN INFORMATION

     The following table provides summary information with respect to NL's equity compensation plans under which NL's equity securities may be issued to employees or nonemployees (such as directors, consultants, advisers, vendors, customers, suppliers and lenders) in exchange for consideration in the form of goods or services.

                                         Column (A)                   Column (B)                   Column (C)
                                --------------------------    -------------------------    -------------------------
                                                                                             Number of Securities
                                                                                            Remaining Available for
                                                                                             Future Issuance Under
                                Number of Securities to be    Weighted-Average Exercise    Equity Compensation Plans
                                  Issued Upon Exercise of       Price of Outstanding        (Excluding Securities
                                   Outstanding Options,               Options,                  Reflected in
      Plan Category                Warrants and Rights           Warrants and Rights             Column (A))
--------------------------      --------------------------    -------------------------    -------------------------
Equity compensation plans
approved by security
holders                                 1,140,000                       $9.22                      3,864,500

Equity compensation plans
not approved by security
holders                                       -0-                         -0-                            -0-
                                --------------------------    -------------------------    -------------------------
         Total                          1,140,000                       $9.22                      3,864,500


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors and persons who own beneficially more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC, the NYSE, the Pacific Exchange and the Company. Based solely on a review of copies of the
Section 16(a) reports furnished to the Company and written representations by certain reporting persons, the Company believes that all of the Company's executive officers, directors and greater than 10% beneficial owners filed on a timely basis all reports required during and with respect to the fiscal year ended December 31, 2003.

                       CODE OF BUSINESS CONDUCT AND ETHICS

     NL has adopted a code of business conduct and ethics that applies to all of NL's directors, officers and employees, including NL's principal executive officer, principal financial officer, principal accounting officer and controller. Any person may obtain a copy of the code, without charge, by sending a written request to NL's corporate secretary at NL Industries, Inc., Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697. Only the Board of Directors may amend the code. The code shall be included on NL's website at www.nl-ind.com in accordance with the NYSE listing standards. Only the Audit Committee or other committee of the Board of Directors with specific delegated authority may grant a waiver of the code. NL will disclose amendments to, or waivers of, the code as required by law and the applicable rules of the NYSE.

                         CORPORATE GOVERNANCE GUIDELINES

     NL intends to adopt corporate governance guidelines that will comply with the NYSE listing standards. NL will also make the guidelines and its audit committee charter available on NL's website at www.nl-ind.com in accordance with the NYSE listing standards. Any person will be able to obtain a copy of the guidelines (when adopted) or the audit committee charter, without charge, by sending a written request to NL's corporate secretary at NL Industries, Inc., Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697.

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors of NL is comprised of three directors and operates under a written charter adopted by the Board of Directors. All members of the Audit Committee meet the independence standards established by the Board of Directors and the NYSE and promulgated by the SEC under the Sarbanes-Oxley Act of 2002. The Board of Directors adopted revisions to the Audit Committee's charter in February 2004. The new Audit Committee charter is included as Appendix A to this proxy statement, and shall be included on NL's website at www.nl-ind.com in accordance with the NYSE listing standards.

     NL's management is responsible for preparing NL's consolidated financial statements in accordance with accounting principles generally accepted in the United States of America ("GAAP"). NL's independent auditor is responsible for auditing NL's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for expressing an opinion on the conformity of NL's financial statements with GAAP. The Audit Committee assists the Board of Directors in fulfilling its responsibility to oversee management's implementation of NL's financial reporting process. In its oversight role, the Audit Committee reviewed and discussed the audited financial statements with management and with the firm of PricewaterhouseCoopers LLP ("PwC"), the Company's independent auditor for 2003.

     The Audit Committee met privately with PwC and discussed any issues deemed significant by the independent auditor, including the required matters to be discussed by Statement of Auditing Standards No. 61, Communication with Audit
Committee, as amended. PwC has provided to the Audit Committee written disclosures and the letter required by Independence Standards Board No. 1, Independence Discussions with Audit Committees, and the Audit Committee discussed with PwC that firm's independence. The Audit Committee also concluded that PwC's provision of non-audit services to NL and its affiliates is compatible with PwC's independence.

     Based upon the foregoing considerations, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in NL's Annual Report on Form 10-K for 2003.

     The foregoing report is respectfully submitted by members of the Audit Committee of the Board of Directors:


  Gen. Thomas P. Stafford (Ret.)                Terry N. Worrell
  Chairman of the Audit Committee               Member of the Audit Committee
  and Independent Director                      and Independent Director

  Cecil H. Moore, Jr.
  Member of the Audit Committee and
  Independent Director

                           INDEPENDENT AUDITOR MATTERS

     Independent Auditor. PwC served as NL's independent auditor for the year ended December 31, 2003, and has been appointed to review NL's quarterly unaudited consolidated financial statements to be included in its Quarterly Reports on Form 10-Q for the first three quarters of 2004. NL expects that PwC will be considered for appointment to audit NL's annual consolidated financial statements for the year ending December 31, 2004. Representatives of PwC are not expected to attend the Annual Meeting.

     Fees Paid to PwC. The following table shows the aggregate fees PwC has billed or is expected to bill to NL and its subsidiaries for services rendered for 2002 and 2003.

                                                          Audit Related                    All Other
               Entity (1)                Audit Fees (2)      Fees (3)     Tax Fees (4)      Fees (5)        Total
---------------------------------------  --------------   -------------   ------------     ---------    -----------
NL and Subsidiaries
    2002...............................  $      83,967    $    34,167     $      -0-       $    -0-     $   118,134
    2003...............................        395,211         57,183            -0-            -0-         452,394

Kronos Worldwide and Subsidiaries
    2002...............................      1,534,425         77,134         41,826          2,206       1,655,591
    2003...............................        834,399         73,773        124,873            -0-       1,033,045

Total
    2002...............................      1,618,392        111,301         41,826          2,206       1,773,725
    2003...............................      1,229,610        130,956        124,873            -0-       1,485,439

--------------------

(1)       Fees are  reported  without  duplication.

(2)       Fees for the following services:

          (a) Audits of consolidated year-end financials statements for each year;

          (b) Reviews of the unaudited quarterly financial statements appearing in Forms 10-Q for each of the first three quarters of each year;

          (c) Consents and assistance with registration statements filed with the SEC;

          (d) Normally provided statutory or regulatory filings or engagements for each year; and

          (e) The estimated out-of-pocket costs PwC incurred in providing all of such services for which PwC is reimbursed.

(3) Fees for assurance and related services reasonably related to the audit or review of financial statements for each year. These services include employee benefit plan audits, accounting consultations and attest services concerning financial accounting and reporting standards and advice concerning internal controls.

(4)       Fees for tax compliance, tax advice and tax planning services.

(5)       Fees  for  all  services  not  described  in  the  other   categories,
          consisting of certain payroll administration services.

     Preapproval Policies and Procedures. The Audit Committee has adopted a preapproval policy, a copy of which is attached as Appendix B to this proxy statement. As of May 6, 2003 the Audit Committee became responsible for preapproving every engagement of PwC to perform audit or nonaudit services on behalf of NL or any of its subsidiaries. Since May 6, 2003, the Audit Committee preapproved all of PwC's services. Accordingly, there were no services for which the de minimus exception, as defined in Section 202 of the Sarbanes-Oxley Act of 2002, was applicable.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     During 2003, NL made changes to its executive management. As a result of the changes, in 2003 NL's current executive officers (other than Mr. John A. St.
Wrba) provided their services to NL pursuant to the 2003 intercorporate services agreement between NL and Contran (the "2003 Contran/NL ISA"), which was approved by NL's then independent directors, comprised of Dr. R. Gerald Turner, Gen.
Stafford (ret.) and Mr. George E. Poston (collectively, the "Independent Directors").

     The Board of Directors, with directors other than the Independent Directors abstaining, considered and approved the terms of the 2003 Contran/NL ISA, pursuant to which Contran provided certain services to NL, including the advisory services of Mr. Harold C. Simmons. No amendment was added to the 2003 Contran/NL ISA to reflect the increased scope of services provided following the change in executive management. The amount of the fee NL pays under the 2003 Contran/NL ISA for a person who provides services to NL represents, in the view of the Board of Directors, the reasonable equivalent of "compensation" for such services.

     In considering the 2003 Contran/NL ISA, the Independent Directors considered the overall fee to be charged to NL under the 2003 Contran/NL ISA for the services provided to NL. No specific formulas, guidelines or comparable positions were considered in determining the amount of such fee, nor was there any specific relationship between NL's current or future performance and the level of such fee.

     During 2003, the MD&C Committee reviewed and approved compensation actions involving executive officers of NL, other than the chief executive officer's base salary. With respect to the chief executive officer's base salary, the Board of Directors reviewed and approved any changes after a recommendation by the MD&C Committee.

     Historically, NL's cash compensation system with respect to its executive officers, including the chief executive officer, generally consisted of two primary components: base salary and annual variable compensation provided by the Variable Compensation Plan. Through the use of the foregoing and other incentive compensation arrangements, the MD&C Committee sought to achieve a balanced compensation package that would attract and retain high-quality key executives, appropriately reflect each such executive officer's individual performance, contributions and general market value, and provide further incentives to the officers to maximize annual operating performance and long-term shareholder value.

     In 2003, the MD&C Committee reviewed and acted on the former chief executive officer's recommendations regarding changes in base salaries for certain executive officers. The former chief executive officer made these recommendations after consultation with the chairman of the board. These recommendations and the MD&C Committee's actions regarding base salaries in 2003 were based primarily on a subjective evaluation of past and potential future individual performance and contributions, and alternative opportunities that might be available to the executives in question. In 2003, the former chief executive officer's base salary was not changed nor set based on any specific relationship to NL's financial performance.

     During 2003, the MD&C Committee established awards under the Variable Compensation Plan to the executive officers at the time, other than the former chief executive officer. The awards were contingent on NL achieving certain 2003 operating income goals. No NL executive officer, other than Mr. St. Wrba, received any variable compensation award for 2003 under the Variable Compensation Plan.

     For 2003, NL's former chief executive officer did not become entitled to receive a discretionary bonus due to his resignation in July 2003. For 2003, certain former executive officers, including Dr. Wigdor and Mr. Garten, received payments in connection with their resignations from the Company that were comparable to the amounts they would have received under the Variable Compensation Plan.

     The MD&C continues to administer matters regarding the stock-based compensation of NL's executive officers. With regard to stock-based compensation (e.g. stock bonuses, stock options, restricted stock or stock appreciation rights, among other types of stock-based compensation) the chief executive officer makes recommendations to the MD&C Committee and it determines whether to grant the recommended stock-based compensation. Consistent with its determination in 2003, the MD&C Committee does not currently anticipate granting stock-based compensation to anyone other than annual grants of stock to NL's nonemployee directors, including the chief executive officer, for their services as directors.

     Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation over $1.0 million paid to the company's chief executive officer and four other most highly compensated executive officers. It is NL's general policy to structure the performance-based portion of the compensation of its executive officers in a manner that enhances NL's ability to deduct fully such compensation. In 2004, NL will not have a Variable Compensation Plan.

     The following individuals, in the capacities indicated, hereby submit the foregoing report.


  Gen. Thomas P. Stafford (Ret.)             Terry N. Worrell
  Chairman of the MD&C Committee             Member of the MD&C Committee
  and Independent Director                   and Independent Director

                                PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly change in the cumulative total shareholder return on the Common Stock against the cumulative total return of the S&P 500 Stock Index and the S&P Diversified Chemicals Index for the period commencing December 31, 1998 and ending December 31, 2003. The graph shows the value at December 31 of each year assuming an original investment of $100 and reinvestment of dividends and other distributions to shareholders.


                                [PERFORMANCE GRAPH OMITTED]

                                                                         December 31,
                                             ----------------------------------------------------------------------
                                              1998        1999         2000         2001         2002         2003
                                             ------      ------       ------       ------       ------       ------
NL Industries, Inc.                          $100         $109         $183          $122         $157         $266
S&P 500 Stock Index                           100          121          110            97           76           97
S&P Diversified Chemicals Index               100          119          107           100           97          122

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

Relationships with Related Parties

     As set forth under the caption "Security Ownership," Harold C. Simmons, through Valhi, may be deemed to control NL. The Company and other entities that may be deemed to be controlled by or affiliated with Mr. Simmons sometimes engage in (a) intercorporate transactions such as guarantees, management and expense sharing arrangements, shared fee arrangements, tax sharing agreements, joint ventures, partnerships, loans, options, advances of funds on open account, and sales, leases and exchanges of assets, including securities issued by both related and unrelated parties, and (b) common investment and acquisition strategies, business combinations, reorganizations, recapitalizations, securities repurchases, and purchases and sales (and other acquisitions and dispositions) of subsidiaries, divisions or other business units, which transactions have involved both related and unrelated parties and have included transactions which resulted in the acquisition by one related party of a publicly held equity interest in another related party. The Company from time to time considers, reviews and evaluates, and understands that Contran, Valhi and related entities consider, review and evaluate the transactions described above. Depending upon the business, tax and other objectives then relevant, including, without limitation, restrictions under certain indentures and other agreements of the Company, it is possible that the Company might be a party to one or more such transactions in the future. In connection with these activities NL may consider issuing additional equity securities or incurring additional indebtedness. NL acquisition activities may in the future include participation in the acquisition or restructuring activities conducted by other companies that may be deemed to be controlled by Mr. Simmons. It is the policy of the Company to engage in transactions with related parties on terms, in the opinion of the Company, no less favorable to the Company than could be obtained from unrelated parties.

     Certain directors and executive officers of Contran, Valhi, TIMET, CompX, Keystone and Kronos Worldwide also serve as directors or executive officers of NL. Such relationships may lead to possible conflicts of interest. These possible conflicts of interest may arise from the duties of loyalty owed by persons acting as corporate fiduciaries to two or more companies under circumstances in which such companies may have adverse interests. No specific procedures are in place that govern the treatment of transactions among NL and related entities, although such entities may implement specific procedures as appropriate for particular transactions. In addition, under applicable principles of law, in the absence of shareholder ratification or approval by directors who may be deemed disinterested, transactions involving contracts among companies under common control must be fair to all companies involved. Furthermore, directors owe fiduciary duties of good faith and fair dealing to all shareholders of the companies for which they serve.

Certain Contractual Relationships and Transactions

     Intercorporate Services Agreement. NL is a party to intercorporate services agreements ("ISAs") with various related parties discussed below. Under the ISAs, employees of one company will provide certain services, including executive officer services, to the other company on a fee basis. Such charges are based upon estimates of the time devoted by employees (or in certain instances, groups of employees) of the provider of the services to the affairs of the recipient, and the compensation of such persons.

     Under the 2003 Contran ISA, Contran rendered or provided for certain executive, management, financial, internal audit, accounting, tax, legal, insurance, risk management, treasury, technical, consulting, administrative and other services to NL, including executive officer services, and NL rendered or provided certain risk management services to Contran, each on a fee basis. NL paid Contran net fees of approximately $1.97 million for services rendered under the Contran ISA in 2003, which represented $2.27 million for services Contran provided to NL less $300,000 for services NL provided to Contran. NL expects to pay approximately $3.6 million in 2004 for services performed pursuant to the Contran ISA. The increase in service fees for 2004 is due to the increased executive and management services to be performed by Contran as a result of the change in 2003 to NL's executive management team. The Contran ISA, as amended, has an initial term of twelve months commencing January 1, 2004 and thereafter automatically extends on a quarter-to-quarter basis, subject to termination by either party pursuant to written notice delivered 30 days prior to a quarter-end. Kronos Worldwide and Contran are also parties to an ISA under which the Company expects the 2004 service fees to be approximately $4.3 million. Amounts paid under the Contran ISA and Kronos Worldwide ISA are approved by the Company's independent directors. The Company pays directors' fees and expenses separately to Harold C. Simmons, Glenn R. Simmons, and Steven L. Watson. See "Compensation of Directors and Executive Officers and Other Information" above.

     The Company and TIMET are parties to an ISA whereby the Company made certain services available to TIMET. TIMET paid fees of approximately $14,000 pursuant to the TIMET ISA during 2003. The TIMET ISA is subject to automatic renewal and may be terminated by either party pursuant to a written notice delivered 30 days prior to a quarter-end.

     Insurance Matters. Contran and NL participate in a combined risk management program. Pursuant to the program, Contran and certain of its subsidiaries and affiliates, including NL and certain of its subsidiaries and affiliates, purchase certain of their insurance policies as a group, with the costs of the jointly owned policies being apportioned among the participating companies. Tall Pines Insurance Company ("Tall Pines"), Valmont and EWI RE, Inc. ("EWI") provide for or broker these insurance policies. Tall Pines and Valmont are captive insurance companies wholly owned by Valhi, and EWI is a reinsurance brokerage firm wholly owned by NL. A son-in-law of Harold C. Simmons serves as EWI's chairman of the board and chief marketing officer and is compensated as an employee of EWI. Consistent with insurance industry practices, Tall Pines, Valmont and EWI receive commissions from insurance and reinsurance underwriters for the policies that they provide or broker.

     With respect to certain of such jointly owned insurance policies, it is possible that unusually large losses incurred by one or more insureds during a given policy period could leave the other participating companies without adequate coverage under that policy for the balance of the policy period. As a result, Contran and certain of its subsidiaries or affiliates, including NL and certain of its subsidiaries or affiliates, have entered into a loss sharing agreement under which any uninsured loss is shared by those entities who have submitted claims under the relevant policy. NL believes the benefits in the form of reduced premiums and broader coverage associated with the group coverage for such policies justify the risks associated with the potential for any uninsured loss.

     During 2003, Contran and its related parties paid premiums of approximately $16.7 million for policies Tall Pines or Valmont provided or EWI brokered, including approximately $8.0 million paid by NL and Louisiana Pigment Company, L.P., a partnership of which a subsidiary of NL and Huntsman International LLC each own 50% ("LPC"). These amounts principally included payments for reinsurance and insurance premiums paid to unrelated third parties, but also included commissions paid to Tall Pines, Valmont and EWI. In NL's opinion, the amounts that NL and LPC paid for these insurance policies and the allocation among NL and its affiliates of relative insurance premiums are reasonable and at least as favorable to those they could have obtained through unrelated insurance companies or brokers. NL expects that these relationships with Tall Pines, Valmont and EWI will continue in 2004.

     Tax Sharing Agreement. The Company and its qualifying subsidiaries are included in the consolidated United States federal tax return of Contran (the "Contran Tax Group"). As a member of the Contran Tax Group, the Company is a party to a tax sharing agreement (the "Contran Tax Agreement"). The Contran Tax Agreement provides that the Company computes its provision for U.S. income taxes on a separate-company basis using the tax elections made by Contran. Pursuant to the Contran Tax Agreement and using the tax elections made by Contran, the Company makes payments to or receives payments from Valhi in amounts it would have paid to or received from the Internal Revenue Service had it not been a member of the Contran Tax Group. Refunds are limited to amounts previously paid under the Contran Tax Agreement unless the Company was entitled to a refund from the U.S. Internal Revenue Service on a separate-company basis. During 2003, the Company paid a net amount of approximately $4.3 million to Valhi pursuant to the terms of the Contran Tax Agreement.

     Investment in Tremont Corporation and Tremont Group. At December 31, 2002 the Company owned 20% of Tremont Group, Inc. ("Tremont Group") and Valhi owned the remaining 80%. At that time, Tremont Group's only asset was an 80% ownership interest in Tremont Corporation. The Company's stock of Tremont Group was redeemable at the option of the Company for fair value based on the value of the underlying Tremont Corporation shares, and the Company accounted for its investment in Tremont Group as an available-for-sale marketable security carried at fair value based on the fair value of such underlying Tremont Corporation shares. At December 31, 2002 the Company also directly held 8,167 Tremont Corporation shares.

     In February 2003 Valhi completed a series of merger transactions pursuant to which, among other things, Tremont Group and Tremont Corporation were merged into a new wholly owned subsidiary of Valhi. Under these merger transactions,
(i) Valhi issued 3.5 million shares of its Common Stock to the Company in return for the Company's 20% ownership interest in Tremont Group and (ii) Valhi issued
3.4 shares of its Common Stock (plus cash in lieu of fractional shares) to all Tremont Corporation stockholders (other than Valhi and Tremont Group) in exchange for each Tremont Corporation share held by such stockholders. The Company received approximately 27,770 shares of Valhi Common Stock in the second transaction. The number of shares of Valhi Common Stock issued to the Company in exchange for the Company's 20% ownership interest in Tremont Group was equal to the Company's 20% pro-rata interest in the Tremont Corporation shares held by Tremont Group, adjusted for the same 3.4 exchange ratio. The shares of Valhi Common Stock owned by the Company are restricted securities under SEC Rule 144. The shares of Valhi Common Stock cannot be voted by the Company under Delaware corporate law, but the Company receives dividends from Valhi on these shares when declared.

     Tremont Corporation Loan Agreement. Prior to 2003, NL Environmental Management Services, Inc. ("EMS"), the Company's majority-owned environmental management subsidiary, loaned $13.4 million to Tremont Corporation under a reducing revolving loan agreement that matured in March 2003. The loan was approved by special committees of the Company's and EMS's boards of directors. In October 2002 a special committee of the Board of Directors approved new loan terms proposed by Tremont Corporation, whereby Tremont Corporation repaid the outstanding principal and interest balance on the EMS loan with proceeds from a new $15 million revolving loan agreement with the Company. As such, the EMS loan was extinguished and cancelled. Similar to the EMS loan, the Company's loan to Tremont Corporation bears interest at prime plus 2% (with interest payable quarterly), and is collateralized by the 10.2 million shares of Common Stock and the 5.1 million shares of Kronos Worldwide Common Stock owned by Tremont Corporation. The loan is due December 31, 2004, with no principal payments required prior to that date. The maximum amount available to Tremont Corporation under the revolving loan agreement is $15 million. The creditworthiness of Tremont Corporation is dependent in part on the value of the Company as Tremont Corporation's interest in the Company is its most substantial asset. At December 31, 2003, no amounts were outstanding under this facility and Tremont Corporation had $15 million of borrowing availability. As a result of the merger of Tremont Corporation with Valhi in February 2003 discussed above, the revolving loan agreement is now between a wholly owned subsidiary of Valhi and NL.

     Trust Loan Agreement. Prior to 2003, a wholly owned subsidiary of EMS loaned $20 million to the Harold C. Simmons Family Trust No. 2 (the "Family Trust") under a $25 million revolving credit agreement. The loan was approved by special committees of the Company's and EMS's boards of directors. The loan bears interest at the prime rate, is due on demand upon sixty days notice and is collateralized by 13,749 shares, or approximately 35%, of Contran's outstanding Class A voting Common Stock and 5,000 shares, or 100%, of Contran's Series E Cumulative preferred stock, both of which are owned by the Family Trust. The value of this collateral is dependent in part on the value of the Company as Contran's interest in the Company, through its beneficial ownership of Valhi, is one of Contran's more substantial assets. In 2003, the Family Trust repaid $4 million principal amount of the revolving credit agreement. At December 31, 2003, $11 million was available for additional borrowing by the Family Trust, and the outstanding loan balance was $14 million.

     Other Matters. During 2003, Dr. Wigdor's sister-in-law was employed by the Company and was paid $42,302, and received customary employee benefits, including medical insurance. She continues to be employed by the Company.

                  SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

     Shareholders may submit proposals on matters appropriate for shareholder action at NL's annual shareholder meetings, consistent with rules adopted by the SEC. NL must receive such proposals not later than December 18, 2004 to be considered for inclusion in the proxy statement and form of proxy card relating to the Annual Meeting of Shareholders in 2005.

     The Board of Directors will consider the director nominee recommendations of NL shareholders. The Board of Directors has no specific minimum qualifications for director candidates. The Board of Directors will consider a potential director nominee's ability to satisfy the need, if any, for any required expertise on the Board of Directors or one of its committees. Historically, NL management has recommended director nominees to the Board of Directors. Because under the NYSE listing standards NL may be deemed to be a controlled company, the Board of Directors believes that it is appropriate that NL not have any additional policies or procedures with regard to the consideration of director candidates recommended by its shareholders.

     Proposals and nominations should be addressed to: Corporate Secretary, NL Industries, Inc., Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697.

                   COMMUNICATIONS WITH THE BOARD OF DIRECTORS

     Shareholders who wish to communicate with the Board of Directors may do so through the following procedures. Shareholder communications not involving complaints or concerns regarding accounting, internal accounting controls and auditing matters related to NL ("Accounting Complaints or Concerns") may be sent to NL's corporate secretary at NL Industries, Inc., Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697. Shareholder communications that relate to matters that are within the scope of the responsibilities of the Board of Directors and its committees, or summaries of such communications, will be forwarded to the chairman of the Audit Committee.

     Accounting Complaints or Concerns, which may be made anonymously, should be sent to NL's general counsel with a copy to NL's chief financial officer at the same address as the corporate secretary. Accounting Complaints or Concerns will be forwarded to the chairman of the Audit Committee. NL will keep Accounting
Complaints or Concerns confidential and anonymous, to the extent feasible, subject to applicable law. Information contained in an Accounting Complaint or Concern may be summarized, abstracted and aggregated for purposes of analysis and investigation.

                         2003 ANNUAL REPORT ON FORM 10-K

     A copy of the Company's 2003 Annual Report on Form 10-K, as filed with the SEC, may be obtained without charge by writing: Corporate Secretary, NL Industries, Inc., Three Lincoln Centre, 5430 LBJ Freeway, Dallas, Texas 75240. The Annual Report on Form 10-K may also be accessed on the Company's website at www.nl-ind.com.

                                ADDITIONAL COPIES

     SEC rules permit a single set of annual reports and proxy statements to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding. Certain beneficial shareholders who share a single address may have received a notice that only one annual report and proxy statement would be sent to that address unless any shareholder at that address gave contrary instructions. If, at any time, a shareholder who holds shares through a broker no longer wishes to participate in householding and would prefer to receive a separate proxy statement and related materials, or if such shareholder currently receives multiple copies of the proxy statement and related materials at his or her address and would like to request householding of NL communications, the shareholder should notify his or her broker. Additionally, NL will promptly deliver a separate copy of NL's 2003 annual report or this proxy statement to any shareholder at a shared address to which a single copy of such documents was delivered, upon the written or oral request of the shareholder.

     To obtain copies of NL's 2003 annual report or this proxy statement without charge, please mail your request to, Corporate Secretary, at NL Industries, Inc., Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697, or call 972.233.1700.

                                  OTHER MATTERS

     The Board of Directors does not know of any business except as described above which may be presented for consideration at the Annual Meeting. If any business not described in this Proxy Statement should properly come before the Annual Meeting, the persons designated as agents in the enclosed proxy card or voting instruction form will vote on those matters in accordance with their best judgment.



                                                      NL INDUSTRIES, INC.


Dallas, Texas

April 16, 2004

                                   APPENDIX A

                               NL Industries, Inc.

                             Audit Committee Charter

                            Adopted February 19, 2004
                                ----------------

                                   ARTICLE I.
                                     PURPOSE

         The audit committee assists the board of directors' oversight responsibilities relating to the financial accounting and reporting processes and auditing processes of the corporation. The audit committee shall assist in the oversight of:

     -    the integrity of the corporation's financial statements;

     -    the corporation's compliance with legal and regulatory requirements;

     -    the independent auditor's qualifications and independence; and

     - the performance of the corporation's internal audit function and independent auditor.


                                   ARTICLE II.
            RELATIONSHIP WITH MANAGEMENT AND THE INDEPENDENT AUDITOR

     Management is responsible for preparing the corporation's financial statements. The corporation's independent auditor is responsible for auditing the financial statements. The activities of the audit committee are in no way designed to supersede or alter these traditional responsibilities. The corporation's independent auditor and management have more time, knowledge and detailed information about the corporation than do the audit committee members. Accordingly, the audit committee's role does not provide any special assurances with regard to the corporation's financial statements. Each member of the audit committee, in the performance of such member's duties, will be entitled to rely in good faith upon the information, opinions, reports or statements presented to the audit committee by any of the corporation's officers or employees or by any other person as to matters such member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation.

                                  ARTICLE III.
                             AUTHORITY AND RESOURCES

     The audit committee shall have the authority and resources necessary or appropriate to discharge its responsibilities. The audit committee shall be provided with full access to all books, records, facilities and personnel of the corporation in carrying out its duties. The audit committee shall have the sole authority with regard to the independent auditor as set forth in Article V, and the authority to engage independent counsel and other advisors, as it determines is necessary to carry out its duties. The corporation shall provide appropriate funding, as the audit committee determines is necessary or appropriate in carrying out its duties, for the committee to engage and compensate the independent auditor or legal counsel or other advisors to the committee, and to pay the committee's ordinary administrative expenses.

                                   ARTICLE IV.
                            COMPOSITION AND MEETINGS

     The board of directors shall set the number of directors comprising the audit committee from time to time, which number shall not be less than three. The board of directors shall designate a chairperson of the audit committee. The number of directors comprising the audit committee and the qualifications, which members will all be financially literate with at least one being an audit committee financial expert, and independence of each member of the audit committee shall at all times satisfy all applicable requirements, regulations or laws, including, without limitation, the rules of any exchange or national securities association on which the corporation's securities trade. Simultaneous service on more than three non-affiliated public company audit committees requires a special determination by the board of directors and, if required, disclosure in the annual proxy statement. The board of directors shall determine, in its business judgment, whether the members of the audit committee satisfy all such requirements, regulations or laws.

     The audit committee shall meet at least quarterly and as circumstances dictate. Regular meetings of the audit committee may be held with or without prior notice at such time and at such place as shall from time to time be determined by the chairperson of the audit committee, any of the corporation's executive officers or the secretary of the corporation. Special meetings of the audit committee may be called by or at the request of any member of the audit committee, any of the corporation's executive officers, the secretary of the corporation or the independent auditor, in each case on at least twenty-four hours notice to each member.

     A majority of the audit committee members shall constitute a quorum for the transaction of the audit committee's business. The audit committee shall act upon the vote of a majority of its members at a duly called meeting at which a quorum is present. Any action of the audit committee may be taken by a written instrument signed by all of the members of the audit committee. Meetings of the audit committee may be held at such place or places as the audit committee shall determine or as may be specified or fixed in the respective notice or waiver of notice for a meeting. Members of the audit committee may participate in audit committee proceedings by means of conference telephone or similar communications equipment by means of which all persons participating in the proceedings can hear each other, and such participation shall constitute presence in person at such proceedings.

                                   ARTICLE V.
                                RESPONSIBILITIES

         To fulfill its responsibilities, the audit committee shall perform the following activities.

Financial Disclosure

     - Review and discuss the corporation's annual audited financial statements and quarterly financial statements with management and the independent auditor, and the corporation's related disclosure under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     - Recommend to the board of directors, if appropriate, that the audited financial statements be included in the corporation's Annual Report on Form 10-K to be filed with the U.S. Securities and Exchange Commission.

     - Generally discuss (i.e., a discussion of the types of information to be disclosed and the type of presentation to be made) with management and the independent auditor, as appropriate, earnings press releases and financial information and earnings guidance provided to analysts and rating agencies. The audit committee need not discuss in advance each earnings release or each instance in which the corporation may provide earnings guidance.

     - Prepare such reports of the audit committee for the corporation's public disclosure documents as applicable requirements, regulations or laws may require from time to time, which includes the audit committee report as required by the U.S. Securities and Exchange Commission to be included in the corporation's annual proxy statement.

     - Review significant accounting and reporting issues, including recent professional and regulatory pronouncements or proposed pronouncements, and understand their impact on the corporation's financial statements.

     - Ascertain from officers signing certifications whether there existed any significant deficiencies or any material weaknesses of internal control and any fraud.

Independent Auditor

     - Appoint, compensate, retain and oversee (including the resolution of disagreements between management and the independent auditor regarding financial reporting) the work of any independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the corporation.

     - Provide that the independent auditor report directly to the audit committee.

     - Annually review the qualifications, independence and performance of the independent auditor, including an evaluation of the lead partner

     - Receive such reports and communications from the independent auditor and take such actions as are required by auditing standards generally accepted in the United States of America or applicable requirements, regulations or laws, including, to the extent so required, the following:

               o prior to the annual audit, review with management and the independent auditor the scope and approach of the annual audit;

               o review any changes in the independent auditor's scope during the audit, and after the annual audit, review with management and the independent auditor the independent auditor's reports on the results of the annual audit;

               o review with the independent auditor any audit problems or difficulties and management's response;

               o review with the independent auditor prior to filing the audit report with the U.S. Securities and Exchange Commission the matters required to be discussed by the
                    Statement on Accounting Standards 61, as amended, supplemented or superseded; and

               o at least annually, obtain and review a report by the independent auditor describing:

                    * the independent auditor's internal quality control procedures;

                    * any material issues raised by the most recent internal quality control review, or peer review, of the independent auditor or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, with respect to one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues; and

                    * all relationships between the independent auditor and the corporation in order to assess the auditor's independence, including the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, supplemented or superseded.

     - Establish preapproval policies and procedures for audit and permissible non-audit services provided by the independent auditor. The audit committee shall be responsible for the preapproval of all of the independent auditor's engagement fees and terms, as well as all permissible non-audit engagements of the independent auditor, as required by applicable requirements, regulations or laws. The audit committee may delegate to one or more of its members who are independent directors the authority to grant such preapprovals, provided the decisions of any such member to whom authority is delegated shall be presented to the full audit committee at its next scheduled meeting.

     - Set clear hiring policies for employees or former employees of the independent auditor.

     - Ensure that significant findings and recommendations made by the independent auditor are received and discussed on a timely basis with the audit committee and management.

Other Responsibilities

     -    Discuss  periodically  with  management  the  corporation's   policies
          regarding risk assessment and risk management.

     - Meet separately, periodically, with management, the internal auditors (or other personnel responsible for the internal audit function) and the independent auditor.

     - Establish procedures for the receipt, retention and treatment of complaints received by the corporation regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

     - Review periodically the reports and activities of the internal audit function and the coordination of the internal audit function with the independent auditor.

     -    Conduct an annual evaluation of its own performance.

     -    Report   regularly  to  the  board  of  directors  on  its   oversight
          responsibilities set forth in Article I.

     - Review and reassess this charter periodically. Report to the board of directors any suggested changes to this charter.

     - Meet periodically with officers of the corporation responsible for legal and regulatory compliance by the corporation.

                                   ARTICLE VI.
                                  MISCELLANEOUS

     The audit committee may from time to time perform any other activities consistent with this charter, the corporation's charter and bylaws and applicable requirements, regulations or laws, as the audit committee or the board of directors deems necessary or appropriate.


                                       ADOPTED BY THE BOARD OF DIRECTORS OF
                                       NL INDUSTRIES, INC. ON FEBRUARY 19, 2004.




                                       /s/ Robert D. Graham
                                       Robert D. Graham, Secretary

                                   APPENDIX B

                               NL Industries, Inc.

                       Audit Committee Preapproval Policy

                            Adopted February 19, 2004
                                ----------------

                      Section 1. -- Statement of Principles

     The Audit Committee is required, subject to any de-minimus exceptions permitted by applicable law or regulation, to preapprove the audit and non-audit services performed by the independent auditor in order to assure that the provision of such services do not impair the auditors' independence.

     This Policy applies to services provided by the accounting firm that serves NL Industries, Inc. and its subsidiaries (the "Company") as its primary independent auditor, and any international affiliates thereof.

     Unless a type of service to be provided by the independent auditor is subject to preapproval under Sections 3 or 4 of this Policy, it will require specific preapproval by the Audit Committee under Section 2 of this Policy. In addition, any proposed services subject to preapproval under Section 3 of this Policy that exceeds the applicable preapproved fee level will also require preapproval under either Section 2 or Section 4 of this Policy. Notwithstanding the foregoing, the preapproval requirements under this Policy is waived with respect to the provision of permitted non-Audit Services to the extent allowed by applicable law or regulation.

                       Section 2. -- Specific Preapproval

     Subject to Sections 4 and 5 of this Policy, the following describes the Audit and Audit-related services to be provided by the independent auditor that must have the specific preapproval of the Audit Committee before the independent auditor can be engaged:

     - Annual audits of the consolidated financial statements of the Company, attestation services associated with the Company's system of internal control over financial reporting and other services associated with the Company's Annual Report on Form 10-K;

     -    Quarterly review  procedures  associated with the Company's  unaudited
          interim   consolidated   financial   statements   and  other  services
          associated with the Company's Quarterly Reports on Form 10-Q;

     -    Services associated with registration  statements filed by the Company
          with  the  Securities  and  Exchange  Commission  ("SEC"),   including
          responding to SEC comment letters and providing comfort letters;

     - Statutory audits or annual audits of the annual financial statements of subsidiaries of the Company;

     - Quarterly review procedures of the interim financial statements of subsidiaries of the Company;

     - Services associated with potential business acquisitions/dispositions involving the Company;

     - Any other services provided to the Company not specifically described above or in Section 3 of this Policy; and

     - Any material changes in terms, conditions or fees with respect to the foregoing resulting from changes in audit scope, Company structure or other applicable matters.

                  Section 3. -- Other Categories of Preapproval

     Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements and that are traditionally performed by the independent auditor. The Audit Committee believes that the provision of all of the services described below does not impair the independence of the auditor and is consistent with the SEC's rules on auditor independence.

     Subject to Section 5 of this Policy, the following Audit, Audit-related, Tax and All Other services to be provided by the independent auditor will have the preapproval of the Audit Committee, subject to the limitation that the aggregate fees for such services provided by the independent auditor in any calendar year may not exceed the limits established by the Audit Committee. The Audit Committee will periodically revise the list of pre-approved services and the fee limitation based on subsequent determinations as it deems appropriate.

-    Audit Services:

     o Consultations with the Company's management as to the accounting and/or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations of the SEC, the Financial Accounting Standards Board, the Public Company Accounting Oversight Board or other applicable domestic or international regulatory or standard-setting bodies; and

     o Assistance with responding to SEC comment letters received by the Company other than in connection with a registration statement filed with the SEC.

-    Audit-related Services:

     o Consultations with the Company's management as to the accounting and/or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations of the SEC, the Financial Accounting Standards Board, the Public Company Accounting Oversight Board or other applicable domestic or international regulatory or standard-setting bodies (note, under SEC rules, some consultations may be "audit" rather than "audit-related").

     o    Financial statement audits of employee benefit plans of the Company;

     o Agreed-upon or expanded audit procedures related to the Company's accounting records required to respond to or comply with financial, accounting, legal, regulatory or contractual reporting requirements; and

     o    Internal   control  reviews  and  assistance  with  internal   control
          reporting requirements of the Company (to the extent permitted by applicable rule or regulation).

-    Tax Services:

     o Consultations with the Company's management as to the tax treatment of transactions or events and/or the actual or potential tax impact of final or proposed laws, rules and regulations in U.S. federal, state and local and international jurisdictions;

     o Consultations with the Company's management related to compliance with existing or proposed tax laws, rules and regulations in U.S. federal, state and local and international jurisdictions;

     o Assistance in the preparation of and review of the Company's U.S. federal, state and local and international income, franchise and other tax returns;

     o Assistance with tax inquiries, audits and appeals of the Company before the U.S. Internal Revenue Service and similar state, local and international agencies;

     o    Consultations  with the Company's  management  regarding  domestic and
          international    statutory,    regulatory   or   administrative    tax
          developments;

     o    Transfer pricing and cost segregation studies of the Company; and

     o Expatriate tax assistance and compliance for the Company and its employees.

-    Other Services:

     o Assistance with corporate governance matters (including preparation of board minutes and resolutions) and assistance with the preparation and filing of documents (such as paperwork to register new companies or to de-register existing companies) involving the Company with non-U.S. governmental and regulatory agencies, provided, however, that the non-U.S. jurisdiction in which such services are provided does not require that the individual providing such service be licensed, admitted or otherwise qualified to practice law.

     Any services provided by the independent auditor under this Section of the Policy shall be reported to the full Audit Committee by an officer of the Company at the first meeting of the Audit Committee held subsequent to the engagement of the independent auditor to provide such services. Such report shall include detailed back-up documentation provided by the independent auditor regarding the services provided.

                            Section 4. -- Delegation

     Subject to Section 5 of this Policy, the Audit Committee has delegated preapproval authority to the Audit Committee Chairman or his/her designee for
(i) any proposed services described in Section 3 of this Policy to the extent that the aggregate fees for such services provided by the independent auditor during the then-current calendar year has exceeded the limits established by the Audit Committee or (ii) any other proposed services that are not described in
Section 3 of this Policy that the Audit Committee Chairman or his/her designee determines to be appropriate or necessary. The Chairman or his/her designee shall report any pre-approval decisions under this Section 4 of the Policy to the full Audit Committee at the first meeting of the Audit Committee held subsequent to such pre-approval decision. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

                   Section 5. -- Prohibited Non-Audit Services

     The following is a list of non-audit services for which the independent auditor is prohibited from providing to the Company under the terms of the SEC's rules on auditor independence:

     - Bookkeeping or other services related to the accounting records or financial statements of the Company;

     -    Financial information systems design and implementation;

     -    Appraisal    or    valuation    services,    fairness    opinions   or
          contribution-in-kind reports;

     -    Actuarial services;

     -    Internal audit outsourcing services;

     -    Management functions;

     -    Human resources;

     -    Broker, dealer, investment adviser or investment banking services;

     - Legal services to the extent that the jurisdiction in which such services are provided requires that the individual providing such service be licensed, admitted or otherwise qualified to practice law; and

     -    Expert services unrelated to the audit.

                            Section 6. -- Procedures

     Applications to provide services that require preapproval by the Audit Committee under Section 2 of this Policy, or that require preapproval of the Chairman of the Audit Committee or his/her designee under Section 4 of this Policy, must be made by an auditor in writing. Such an application, which shall include detailed back-up documentation provided by the independent auditor regarding the services provided, shall be submitted to the Audit Committee or the Chairman of the Audit Committee, as applicable, for final resolution.

                        Section 7. -- Engagement Letters

     Engagement of the independent auditor under this Policy to provide the following services must be evidenced pursuant to a written engagement letter with the independent auditor that must at least be signed by the Chairman of the Audit Committee or his/her designee before the engagement can commence:

     - Annual audits of the consolidated financial statements of the Company, attestation services associated with the Company's system of internal control over financial reporting and other services associated with the Company's Annual Report on Form 10-K;

     -    Quarterly review  procedures  associated with the Company's  unaudited
          interim   consolidated   financial   statements   and  other  services
          associated with the Company's Quarterly Reports on Form 10-Q;

     - Services associated with registration statements filed by the Company with the SEC, including responding to SEC comment letters and providing comfort letters; and

     - Any other engagement as may be determined from time-to-time by the Audit Committee or the Chairman of the Audit Committee or his/her designee.

     Any other engagement of the independent auditor under this Policy may be evidenced pursuant to a written engagement letter with the independent auditor, as may be required by the Audit Committee, the Chairman of the Audit Committee or his/her designee, the independent auditor or an officer of the Company, before the engagement can commence. Any such engagement letter may, but is not required to, be signed by the Chairman of the Audit Committee or his/her designee.

                               NL Industries, Inc.
                              Three Lincoln Centre
                                5430 LBJ Freeway
                                   Suite 1700
                            Dallas, Texas 75240-2697

Dear Shareholder:

NL Industries, Inc. encourages you to take advantage of new and convenient ways by which you can vote your shares. You can vote your shares electronically through the internet or by telephone. This eliminates the need to return this proxy card.

1. To vote over the internet:

         o Log on to the internet and go to the web site http://www.eproxyvote.com/nl. Internet voting will be available until 12:01 A.M. on May 20, 2004.

2. To vote over the telephone:

         o On a touch-tone telephone call 1-877-PRX-VOTE (1-877-779-8683) 24 hours a day, seven days a week. Telephone voting will be available until 12:01 A.M. on May 20, 2004.

         o        Non-U.S. shareholders should call 1-201-536-8073.

Your electronic vote authorizes the named proxies to vote in the same manner as if you marked, dated and returned this proxy card. If you vote your shares electronically, do not mail back this proxy card.

                  Your vote is important. Thank you for voting.

                                   DETACH HERE
--------------------------------------------------------------------------------
Proxy

                               NL Industries, Inc.
                              Three Lincoln Centre
                          5430 LBJ Freeway, Suite 1700
                            Dallas, Texas 75240-2697


 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NL INDUSTRIES,
      INC. FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 20, 2004


The undersigned hereby appoints Gregory M. Swalwell, Robert D. Graham and A. Andrew R. Louis, and each of them, proxy and attorney-in-fact for the undersigned, with full power of substitution, to vote on behalf of the undersigned at the 2004 Annual Meeting of Shareholders (the "Meeting") of NL Industries, Inc., a New Jersey corporation ("NL"), to be held at NL's corporate offices at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas on Thursday, May 20, 2004, at 10:15 a.m. (local time), and at any adjournment or postponement of the Meeting, all of the shares of common stock, par value $0.125 per share, of NL standing in the name of the undersigned or that the undersigned may be entitled to vote on the proposals set forth, and in the manner directed, on this proxy card.

      THIS PROXY MAY BE REVOKED AS SET FORTH IN THE NL PROXY STATEMENT THAT
                          ACCOMPANIED THIS PROXY CARD.

The proxies, if this card is properly executed, will vote in the manner directed on this card. If no direction is made, the proxies will vote "FOR" all nominees named on the reverse side of this card for election as directors and, to the extent allowed by the federal securities laws, in the discretion of the proxies as to all other matters that may properly come before the Meeting and any adjournment or postponement thereof.

 PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

NL Industries, Inc.
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8073
EDISON, NJ 08818-8073

Your vote is important.  Please vote immediately.

       Vote-by-Internet                       Vote-by-Telephone

Log on to the internet and go to          Call toll-free
http://www.eproxyvote.com/nl.             1/877/PRX-VOTE (1-877-779-8683)

Follow the easy steps outlined on         Follow the easy recorded instructions.
the secured website.

If you vote over the internet or by telephone, please do not mail you card.


            DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL
--------------------------------------------------------------------------------
[ X ] Please mark votes as in this example.

This proxy, if properly executed, will be voted as specified below by you. If no direction is given, this proxy will be voted "FOR" all nominees for directors listed below and "FOR" proposal 2.

--------------------------------------------------------------------------------
The Board of Directors recommends a vote "FOR" all nominees for director listed below and "FOR" proposal 2.
--------------------------------------------------------------------------------

1.       Election of Directors. (Please see reverse)

                           FOR                    WITHHOLD

         FOR                                                    WITHHOLD
         ALL              [  ]                      [  ]        FROM ALL
         NOMINEES                                               NOMINEES
         ----------------------------------------------
         For all nominees except as written above.

         Director Nominees:

         01  Cecil H. Moore, Jr,
         02  Glenn R. Simmons,
         03  Harold C. Simmons,
         04  General Thomas P. Stafford,
         05  Steven L. Watson, and
         06  Terry N. Worrell.

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting and any adjournment or postponement thereof.

                  [  ]  FOR         [  ]  AGAINST          [  ]  ABSTAIN

Please sign exactly as the name that appears on this card. Joint owners should each sign. When signing other than in an individual capacity, please fully describe such capacity. Each signatory hereby revokes all proxies heretofore given to vote at said Meeting and any adjournment or postponement thereof.

Signature:               Date:         Signature:               Date:
           ------------        -------            -------------       ----------